As filed with the Securities and Exchange Commission on September 12, 2013

                                                     Registration No. 333-187855
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                 AMENDMENT NO. 4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CME Realty, Inc.
                (Name of registrant as specified in its charter)

            Nevada                                  6531                        46-2084743
(State or other jurisdiction of         (Primary Standard Industrial           (IRS Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                      10300 W. Charleston Blvd., Suite 213
                             Las Vegas, Nevada 89135
                                 (702) 683-3334
   (Address and telephone number of registrant's principal executive offices)

                             Joseph L. Pittera, Esq.
                   Law Offices of Joseph Lambert Pittera, Esq.
                       2214 Torrance Boulevard, Suite 101
                           Torrance, California 90501
                            Telephone: (310) 328-3588
                          Facsimile No. (310) 328-3063
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
    Title of Each                           Proposed Maximum       Proposed Maximum
 Class of Securities        Amount to be      Offering Price      Aggregate Offering        Amount of
   To be Registered         Registered(1)      Per Share($)            Price($)(2)      Registration Fee($)
-----------------------------------------------------------------------------------------------------------
Shares of Common
Stock, par value $0.001     4,000,000              $.01                 $40,000               $5.46
===========================================================================================================

1. 4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Prospectus

                                CME Realty, Inc.
                        4,000,000 Shares of Common Stock
                                 $0.01 per share
                            $40,000 Maximum Offering

CME Realty, Inc. ("CME Realty" or the "Company") is offering a fixed amount of 4,000,000 shares of its common stock on an all-or-none basis at a fixed price of $0.01 per share. The price of $0.01 per share is a fixed for the duration of this offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of Carlos Espinosa, our sole officer and director after the effective date of this prospectus, For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph Lambert Pittera, Esq., Client Trust Account f/b/o CME Realty, Inc.. All subscription funds will be held in a separate (limited to funds received on behalf of CME Realty) non-interest bearing Trust Account pending the placement of the fixed amount of 4,000,000 shares of common stock. If the fixed amount of 4,000,000 shares of common stock is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate when the sale of all 4,000,000 shares is completed.

Prior to this offering, there has been no public market for CME Realty's common stock. We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).

The Company has no present plans to be acquired or to merge with another company nor does the Company, nor any of its shareholders, have any plans to enter into a change of control or similar transaction. Our Company has a detailed plan of operation and as such the Company is not a blank check company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 9.

                                                   Underwriting
                  Number of      Offering           Discounts &      Proceeds to
                   Shares         Price             Commissions      the Company
                   ------         -----             -----------      -----------
Per Share                1       $  0.01               $0.00           $  0.01
Maximum          4,000,000       $40,000               $0.00           $40,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. CME REALTY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

CME Realty does not plan to use this offering prospectus before the effective date.

              The date of this Prospectus is ______________, 2013.

                                Table of Contents

General Information about the Company .....................................   3
The Offering ..............................................................   5
Summary Financial Information .............................................   8
Risk Factors ..............................................................   9
Risks Associated With Our Company .........................................   9
Risks Associated With This Offering .......................................  11
USE OF PROCEEDS ...........................................................  13
DETERMINATION OF OFFERING PRICE ...........................................  14
DILUTION ..................................................................  14
SELLING SHAREHOLDERS ......................................................  15
PLAN OF DISTRIBUTION ......................................................  15
Offering will be Sold by Our Officer and Director .........................  15
Terms of the Offering .....................................................  16
Deposit of Offering Proceeds ..............................................  17
Procedures and Requirements for Subscription ..............................  17
DESCRIPTION OF SECURITIES TO BE REGISTERED ................................  17
INTERESTS OF NAMED EXPERTS AND COUNSEL ....................................  18
INFORMATION WITH RESPECT TO THE REGISTRANT ................................  18
General Information .......................................................  18
Business Overview .........................................................  19
Product Development .......................................................  19
Marketing .................................................................  20
Growth Strategy of the Company ............................................  21
Competitor Analysis .......................................................  22
12 Month Growth Strategy and Milestones ...................................  23
Patents and Trademarks ....................................................  23
Need for any Government Approval of Products or Services ..................  23
Government and Industry Regulation ........................................  23
Research and Development Activities .......................................  23
Environmental Laws ........................................................  23
Employees and Employment Agreements .......................................  24
Description of Property ...................................................  24
Legal Proceedings .........................................................  24
Market for Common Equity and Related Stockholder Matters ..................  26
Management's Discussion and Analysis of Financial Condition and
 Results of Operations ....................................................  29
Changes in Disagreements with Accountants on Accounting and
 Financial Disclosure .....................................................  29
Quantitative and Qualitative Disclosures about Market Risk ................  29
Financial Disclosure ......................................................  30
Directors, Executive Officers, Promoters and Control Persons ..............  31
Executive Compensation ....................................................  32
Security Ownership of Certain Beneficial Owners and Management ............  33
Future Sales by Existing ..................................................  33
Transactions with Related Persons, Promoters and Certain Control Persons ..  34
MATERIAL CHANGES ..........................................................  34
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................  34
DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES
ACT LIABLIITIES ...........................................................  34
Financial Statements ...................................................... F-1

                                CME REALTY, INC.

                      10300 W. CHARLESTON BLVD., SUITE 213
                             LAS VEGAS, NEVADA 89135
                                 (702) 683-3334

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Company" refer to "CME Realty".

GENERAL INFORMATION ABOUT THE COMPANY

CME Realty, Inc. was formed in the state of Nevada on August 10, 2012. We are a development stage company with a plan of operation to provide real estate services for the Las Vegas residential market. We plan to hire a team of professionals that will individually specialize in each of our services. The services we initially plan to offer include listing and sales of residential properties, short sales and foreclosures. Our goal is to become a partner with our clients in their decision making process. We plan to provide all our professionals with the latest market knowledge utilizing demographic and mapping technologies and micro and macro real estate statistics.

By incorporating the latest technology and statistics we plan to attract buyers, sellers, banks and lending institutions in an effort to help them make well-informed decisions by providing them with up-front factual information and statistics. Providing the potential client with comprehensive information and documentation up-front will make the client feel that they are working with a competent company who is providing a service in their best interest. The comprehensive information and documentation we plan to provide we believe will make the decision making process easier and less stressful for the client. The decision making process includes providing detailed documentation so the decision to list their home for sale is achieved at a factually proven and realistic dollar amount. Therefore, this should make the decision making process less stressful for the client and leave them feeling confident and satisfied with their decision. This in turn should make them feel content and more informed on realistically how long the property may stay on the market. Overall, we plan to incorporate the latest technology and keep the client continuously updated and informed during the entire process.

Current management is comprised of Carlos Espinosa, CEO and President. Due to the development stage of the Company, Mr. Espinosa distributes part of his time toward the everyday operations and forward movement of the corporation. Mr. Espinosa's responsibilities include acting as the company's director of operations, as well as determining the overall planning and direction of our Company. Mr. Espinosa has over 11 years of experience in commercial real estate where he has cultivated relationships with banks and lending institutions which we believe will be a valuable asset to further the development of operations during the development stage of the Company.

CME Realty, Inc. is a development stage company that has not significantly commenced its planned principle operations. CME Realty operations to date have been devoted primarily to start-up and development activities, which include the following:

     1.   Development of the CME Realty business plan;
     2. Completion of the Company detailed Internal Control and Procedures Manual. This will serve as a foundation for developing all phases of our operations; and,
     3.   Defining initial short-term and long-term marketing efforts;

CME Realty is attempting to become operational and hopes to start generating revenue approximately six months after the closing of the public offering. In order to generate revenues, CME Realty must address the following areas:

     1. Instill principles and beliefs from the start to achieve brand recognition as a Real Estate Company that is positioned for long-term success.
     2. Successfully recruit and hire experienced agents with five or more years of real estate experience in the Las Vegas market.
     3. Establish an aggressive program to continually increase market share of listings and seller representation.
     4. Continuously review our corporate structure and marketing efforts to coincide with projected revenues and expenses in an effort to further nurture our Company.
     5. Gather and maintain the most accurate and current information available as it pertains to the Greater Las Vegas Market. CME Realty will continually strive to produce and maintain the most accurate market information available in the markets where CME Realty operates.
     6.   Position our services for expanding  into new geographic  markets.
     7.   Run our Company and conduct business ethically and responsibly.

The Company believes that raising $40,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to launch our real estate services business and to become a fully reporting company. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

CME Realty currently has one officer and director. This individual allocates time and personal resources to CME Realty on a part-time basis and devotes approximately 15 hours a week to the Company. Once the public offering is closed, Mr. Espinosa plans to spend the time necessary to oversee business development, marketing campaigns, website design, and direct the primary operations of the business.

As of the date of this prospectus, CME Realty has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

CME Realty has administrative offices located at 10300 W. Charleston Blvd., Suite 213, Las Vegas, Nevada 89135. Mr. Espinosa, our sole office and director, provides the office on a rent-free basis.

CME Realty's fiscal year end is February 28.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of --

`(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

`(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

`(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

`(D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

The following is a brief summary of this offering. Please see the "Plan of Distribution" section for a more detailed description of the terms of the offering.

Securities Being Offered:     CME   Realty   is   offering    an    all-or-none,
                              self-underwritten   basis,   a  fixed   amount  of
                              4,000,000 shares of its common stock.

Offering Price per Share:     $.01

Offering Period:              The shares are being  offered  for a period not to
                              exceed 180 days. There is no minimum investment required to be purchased from any individual investor. This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate when the sale of all 4,000,000 shares is completed.

Escrow Account:               The  subscription  proceeds  from  the sale of the
                              shares in this  offering  will be  payable to "Law
                              Offices of Joseph Lambert  Pittera,  Esq.,  Client
                              Trust Account f/b/o CME Realty" and will be deposited in a separate (limited to funds received on behalf of CME Realty) non-interest bearing law office trust bank account until the all-or-none fixed amount of the Offering proceeds are raised.
                              No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement all-or-none fixed amount of the offering and no funds shall be released to CME Realty until such a time as the all-or-none fixed amount of proceeds are raised

                              (see the  section  titled  "Plan of  Distribution"
                              herein). Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph Lambert Pittera, Esq., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the all-or-none fixed amount of proceeds has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Law Offices of Joseph Lambert Pittera, Esq. Failure to do so will result in checks being returned to the investor who submitted the check. CME Realty's escrow agent, Law Offices of Joseph Lambert
                              Pittera, Esq., acts as legal counsel for CME Realty and is therefore not an independent third party.

                              The offering will terminate when the sale of all 4,000,000 shares is completed.
                              The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the parties thereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination of services or resignation of the Escrow Agent shall take effect on the earlier of
                              (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the parties' notice of termination or (B) to the parties thereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the parties thereto or an enforceable order of a court of competent jurisdiction. The resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

Net Proceeds to Company:      $40,000

Use of Proceeds:              We  intend  to use  the  proceeds  to  expand  our
                              business operations.

Number of Shares Outstanding
Before the Offering:          10,000,000 common shares

Number of Shares Outstanding
After the Offering:           14,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to CME Realty's assets, book value, historical earnings, or net worth.

CME Realty will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, business development, rent, contractor fees, office equipment leases, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. CME Realty has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for CME Realty common stock exists. Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial data derived from CME Realty's financial statements. Table A is the Audited Statements of Operations for the period from inception (August 10, 2012) to February 28, 2013. Table B is the Unaudited Statements of Operations for the three months ended May 31, 2013 and the period from inception (August 10, 2012) through May 31, 2013. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, CME Realty has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from our accountants, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A: Audited Balance Sheet Data February 28, 2013:


TOTAL REVENUES                             $    0
General and Administrative Expenses        $  306
Professional Fees                          $8,250
                                           ------
NET LOSS                                   $8,556
                                           ======

Table B: Unaudited Balance Sheet Data for three months ended May 31, 2013 And for the period from inception (August 10, 2012) through May 31, 2013:


                                                             Cummulative results
                                                               From inception
                                        3 Months Ended      (August 10, 2012) to
                                         May 31, 2013            May 31, 2013
                                         ------------            ------------

TOTAL REVENUES                             $     0                 $     0
General and Administrative Expenses        $   102                 $   408
Professional Fees                          $ 6,610                 $14,860
                                           -------                 -------
NET LOSS                                   $ 6,712                 $15,268
                                           =======                 =======

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

CARLOS ESPINOSA, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense. Until that time, the responsibility of developing and furthering the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Carlos Espinosa. Once the public offering is closed, Mr. Espinosa plans to spend the necessary time to finalize business development, direct the sales and marketing campaign, and direct to primary operations of the business.

MR. ESPINOSA DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.

While Mr. Espinosa has business experience including management, he does not have experience in a public company setting, including not having serves as a principal accounting officer or principal financial officer. The Company's needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

MR. ESPINOSA DOES NOT HAVE EXTENSIVE RESIDENTIAL REAL ESTATE EXPERIENCE.

While Mr. Espinosa has eleven years' experience in the real estate industry; he has limited experience listing and selling of residential real estate as his primary area of concentration during this timeframe has been in commercial real estate.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

The Company was incorporated on August 10, 2012; we have not yet commenced our full-scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR PRINCIPAL SHAREHOLDERS MAY CAUSE CME REALTY TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTE THE HOLDINGS OF ANY PURCHASERS SHARES IN THIS OFFERING.

Our principal shareholders may cause CME Realty to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS AUDITOR'S GOING CONCERN

As shown in the financial statements accompanying this prospectus, CME Realty has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from our Independent Auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

CME Realty has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless CME Realty begins to generate sufficient revenues to finance operations as a going concern, CME Realty may experience liquidity and solvency problems. Such liquidity and solvency problems may force CME Realty to cease operations if additional financing is not available. No known alternative resources of funds are available to CME Realty in the event it does not have adequate proceeds from this offering. However, CME Realty believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKET'S ACCEPTANCE OF OUR PLANNED SERVICES. IF THE REAL ESTATE MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND WE CANNOT ATTRACT CUSTOMERS, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer real estate services that the market accepts and willing to utilize is critically important to our success. We cannot be certain that the services we offer will be accepted by the marketplace. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we offer alternative services or alter our products and marketing efforts and pursue alternative or complementing revenue generating services.

THE LOSS OF THE SERVICES OF CARLOS ESPINOSA COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Carlos Espinosa. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our products. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE REAL ESTATE MARKET IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND PROMOTE CONFIDENCE IN OUR COMPANY THAT THE MARKET AND INDIVIDUALS ARE WILLING TO

ACCEPT. WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY AND OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

CME Realty, Inc. has many potential competitors in the real estate market. We acknowledge that our competition is competent, experienced, and they have greater financial, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, promotion, and marketing of their services than are available to us.

Some of CME Realty's competitors may also offer a wider range of services and have greater name recognition. They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities. In addition, our competitors may be able to undertake more extensive promotional activities, and adopt more aggressive advertising campaigns than CME Realty at the present.

CME REALTY MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

CME Realty has limited capital resources. Unless CME Realty begins to generate sufficient revenues to finance operations as a going concern, CME Realty may experience liquidity and solvency problems. Such liquidity and solvency problems may force CME Realty to cease operations if additional financing is not available. No known alternative resources of funds are available to CME Realty in the event it does not have adequate proceeds from this offering. However, CME Realty believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING:

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO
IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between CME Realty or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of CME Realty is Carlos Espinosa who also serves as its Director, President, Secretary, and Treasurer. Mr. Espinosa holds 10,000,000 restricted shares of CME Realty common stock. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of CME Realty common stock in the future could result in further dilution. Please refer to the section titled "Dilution" herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE CARLOS ESPINOSA, CME REALTY'S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF CME REALTY ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Carlos Espinosa, CME Realty's President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by CME Realty security holders, including the election of directors. Mr. Espinosa would retain 71.4% ownership in CME Realty common stock assuming the offering is attained. Such concentrated control may also make it difficult for CME Realty stockholders to receive a premium for their shares of CME Realty common stock in the event CME Realty enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of CME Realty. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,700 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about CME Realty business, financial condition, and prospects that reflect CME Realty management's assumptions and beliefs based on information currently available. CME Realty can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of CME Realty assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within CME Realty's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, effectiveness of our marketing, our ability to attract new customers, management's ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which CME Realty functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

                                 USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $5,700. Management prepared the milestones based on placement of the entire offering. The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum. We estimate generating revenue approximately six months following closing of the offering.

CME Realty intends to use the proceeds from this offering as follows:

Application of Proceeds                                 $            % of total
-----------------------                              ------          ----------
TOTAL OFFERING PROCEEDS                              40,000             100.00

OFFERING EXPENSES
Legal & Professional Fees                             1,500               3.75
Accounting Fees                                       3,000               7.50
Edgar Fees                                              800               2.00
Blue-sky fees                                           400               1.00
TOTAL OFFERING EXPENSES                               5,700              14.25
                                                     ------              -----
NET PROCEEDS FROM OFFERING                           34,300              85.75
                                                     ======              =====
USE OF NET PROCEEDS
Accounting Fees                                       6,200              15.50
Brokerage - Licensing, Dues, Fees & Insurance         1,800               4.50
Legal and Professional Fees                           1,500               3.75
Equipment - Purchase/Lease                            1,800               4.50
Office Supplies                                       1,000               2.50
Rent                                                  7,000              17.50
Salaries/Contractors (1)                              3,000               7.50
Sales & Marketing                                    12,000              30.00
TOTAL USE OF NET PROCEEDS                            34,300              85.75
                                                     ------              -----
TOTAL USE OF PROCEEDS                                40,000             100.00
                                                     ======             ======

Notes:
1. The category of Salaries/contractors is allocated for the purpose of paying potential part-time employees or contracted employees. None of the proceeds allocated in this category are intended to pay the CEO, or Directors of the Company

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

                         DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to CME Realty's assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

                                    DILUTION

Dilution figures based on Audited Financial Statements dated February 28, 2013.


"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of CME Realty's issued and outstanding stock. This is due in part because of the common stock issued to the CME Realty's officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. CME Realty's net book value as of February 28, 2013 was $1,444. Assuming all 4,000,000 shares offered are sold, and in effect CME Realty receives fixed amount of estimated proceeds of this offering from shareholders, CME Realty's net book value will be approximately $0.0026 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0074 per share while the CME Realty present stockholder will receive an increase of $0.024 per share in the net tangible book value of the shares that he holds. This will result in a 74.5% dilution for purchasers of stock in this offering.


This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in CME Realty previously:


                                                             Maximum
                                                             Offering
                                                             --------
Book Value Per Share Before the Offering                      $0.0001
Book Value Per Share After the Offering (1)                   $0.0026
Net Increase to Original Shareholders                         $0.0024
Decrease in Investment to New Shareholders                    $0.0074
Dilution to New Shareholders (%)                                 74.5%


Note:
(1) Calculations based on after deducting Offering Expenses estimated in aggregate, at $5,700.

Dilution figures based on Unaudited Financial Statements dated May 31, 2013.


"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of CME Realty's issued and outstanding stock. This is due in part because of the common stock issued to the CME Realty's officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. CME Realty's net book value as of May 31, 2013 was ($5,268). Assuming all 4,000,000 shares offered are sold, and in effect CME
Realty receives fixed amount of estimated proceeds of this offering from shareholders, CME Realty's net book value will be approximately $0.0021 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0079 per share while the CME Realty present stockholder will receive an increase of $0.026 per share in the net tangible book value of the shares that he holds. This will result in a 79.3% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in CME Realty previously:


                                                             Maximum
                                                             Offering
                                                             --------
Book Value Per Share Before the Offering                     $(0.0005)
Book Value Per Share After the Offering (1)                  $ 0.0021
Net Increase to Original Shareholders                        $ 0.0026
Decrease in Investment to New Shareholders                   $ 0.0079
Dilution to New Shareholders (%)                                 79.3%


Note:
(1) Calculations based on after deducting Offering Expenses estimated in aggregate, at $5,700.

                              SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, Mr. Espinosa, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Espinosa will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in CME Realty as a possible investment. In offering the securities on our behalf, Mr. Espinosa will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Espinosa will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Mr. Espinosa is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation;
     b. Mr. Espinosa is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     c. Mr. Espinosa is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,
     d. Mr. Espinosa is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

TERMS OF THE OFFERING

CME Realty is offering, on an all-or-none, self-underwritten basis, a fixed amount of 4,000,000 shares of its common stock.

CME Realty is offering, on an all-or-none, self-underwritten basis, a fixed amount of 4,000,000 shares of its common stock at a fixed price of $0.01 per share. The price of $0.01 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor. This is the initial offering of Common Stock of CME Realty and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of Carlos Espinosa, our sole officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer and director. Mr. Espinosa, intends to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Espinosa will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in CME Realty as a possible investment. The shares are being offered for a period not to exceed 180 days. If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering will terminate when the sale of all 4,000,000 shares is completed.

For more information, see the section titled "Plan of Distribution" and "Use of Proceeds" herein.

The subscription proceeds from the sale of the shares in this offering will be payable to "Law Offices of Joseph Lambert Pittera, Esq., Client Trust Account f/b/o CME Realty" and will be deposited in a separate (limited to funds received on behalf of CME Realty) non-interest bearing law office trust bank account until the all-or-none fixed amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending placement of the all-or-none fixed amount of 4,000,000 shares of common stock (see the section titled "Plan of Distribution" herein). Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph Lambert Pittera, Esq., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Law Offices of Joseph Lambert Pittera, Esq. Failure to do so will result in checks being returned to the investor who submitted the check. CME Realty's escrow agent, Law Offices of Joseph Lambert Pittera, Esq., acts as legal counsel for CME Realty and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, CME Realty has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if CME Realty were to enter into such arrangements, CME Realty will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which CME Realty has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, CME Realty has identified Nevada, California and Arizona as the states where the offering will be sold.

DEPOSIT OF OFFERING PROCEEDS

The subscription proceeds from the sale of the shares in this offering will be payable to "Law Offices of Joseph Lambert Pittera, Esq., Client Trust Account f/b/o CME Realty, Inc." ("Trust Account") and will be deposited in a separate (limited to funds received on behalf of CME Realty) non-interest bearing law firm trust bank account. All subscription agreements and checks should be delivered to "Law Offices of Joseph Lambert Pittera, Esq., 2214 Torrance Boulevard, Suite 101, Torrance, California 90501. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending placement of the all-or-none fixed amount of securities. No funds shall be released to CME Realty until such a time as the placement of the all-or-none fixed amount of securities is achieved (see the section titled "Plan of Distribution" herein). If the fixed amount of securities is not achieved within 180 days of the date of this prospectus all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. All subscription agreements and checks should be delivered to Law Offices of Joseph Lambert Pittera, Esq. Failure to do so will result in checks being returned to the investor who submitted the check. CME Realty's escrow agent, Law Offices of Joseph Lambert Pittera, Esq., acts as legal counsel for CME Realty and is therefore not an independent third party. The offering will terminate when the sale of all 4,000,000 shares is completed.

The fee of the Escrow Agent is $2,500.00. (See Exhibit 99.2). Our President Mr. Espinosa, has verbally agreed to pay the Escrow Fee of $2,500. He will not be reimbursed for this expense from the proceeds raised.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to "Law Offices of Joseph Lambert Pittera, Esq., Client Trust Account f/b/o CME Realty" 2214 Torrance Boulevard, Suite 101, Torrance, California 90501. All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier's check. There is no minimum number of shares required to be purchased by any individual investor. CME Realty reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once CME Realty accepts a subscription, the subscriber cannot withdraw it.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

CME Realty's authorized capital stock consists of nil shares of preferred stock with a par value $.001, and 75,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

CME Realty has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification preferred stock authorized as stated in the Articles of Incorporation.

COMMON STOCK

CME Realty's authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

     1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
     2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

     3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     4.   Are   entitled  to  one  vote  per  share  on  all  matters  on  which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of CME Realty common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of CME Realty directors.

PREEMPTIVE RIGHTS

No holder of any shares of CME Realty stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, CME Realty has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. CME Realty does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, CME Realty will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (August 10, 2012) to February 28, 2013 are included in this prospectus. They were audited by DKM Certified Public Accountants, 2451 N. McMullen Booth Road, Suite 308, Clearwater, Florida 33759. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Joseph Lambert Pittera, Esq., 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. The Law Offices of Joseph Lambert Pittera, Esq. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of America and bearing the title set forth on the Information. The Escrow Agent fee is $2,500.00 and is payable upon establishing the escrow account.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

GENERAL INFORMATION

CME Realty was incorporated in the State of Nevada on August 10, 2012 under the same name. CME Realty has not generated revenues and has accumulated losses totaling $8,556 from inception (August 10, 2012) as of audit date February 28, 2013 and has accumulated losses totaling $15,268 from inception (August 10,
2012) through unaudited date May 31, 2013. CME Realty has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

CME Realty has yet to commence principle planned operations. As of the date of this Registration Statement, CME Realty has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from its business services. CME Realty believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

CME Realty's administrative office is located at 10300 W. Charleston Blvd., Suite 213, Las Vegas, Nevada 89135.

CME Realty's fiscal year end is February 28.

BUSINESS OVERVIEW

CME Realty's primary business is real estate services for the Las Vegas residential market. We plan to hire a team of professionals that will individually specialize in each of our services. The services we initially plan to offer include listing and sales of residential properties, short sales and foreclosures. The Company plans to generate revenues by charging industry standard commissions and transaction fees when we list a property. Additional services we plan to generate revenues from include commissions and transaction fees from short sales and foreclosures. CME shall receive commissions immediately upon the close of escrow from residential properties, short sales and foreclosures. Our goal is to become a partner with our clients in the decision making process. We plan to provide all our professionals with the latest market knowledge utilizing demographic and mapping technologies and micro and macro real estate statistics.

We plan to differentiate ourselves from a more traditional real estate agency by utilizing the strengths of our President and his eleven years of experience in the real estate industry. While Mr. Espinosa has a comprehensive background in commercial real estate and commercial real estate investments; he plans to model CME Realty utilizing the efforts which made him successful in the commercial market. CME Realty's emphasis will be on relationships with our clients. This includes establishing relationships, maturing the relationship and nurturing the relationship. Bank short sales and foreclosures is a sector of the real estate market we plan to aggressively pursue and Mr. Espinosa has extensive contacts within the banking industry.

By incorporating the latest technology and statistics we plan to attract buyers, sellers, banks and lending institutions in an effort to help them make well-informed decisions by providing them with up-front factual information and statistics. Providing the potential client with comprehensive information and documentation up-front will make the client feel that they are working with a competent company who is providing a service in their best interest. The comprehensive information and documentation we plan to provide we believe will make the decision making process easier and less stressful for the client. The decision making process includes providing detailed documentation so the decision to list their home for sale is achieved at a factually proven and realistic dollar amount. Therefore, this should make the decision making process less stressful for the client and leave them feeling confident and satisfied with their decision. This in turn should make them feel content and more informed on realistically how long the property may stay on the market. Overall, we plan to incorporate the latest technology and keep the client continuously updated and informed during the entire process.

PRODUCT  DEVELOPMENT

CME Realty, Inc. has specifically defined its marketed services and plans to implement its development initially in the Greater as Las Vegas area. Initially, we plan to focus our efforts on organization, structure and technological support.

ORGANIZATION

In an effort to attract the best talent available we plan to develop an attractive commission split package. Coupled with our President Mr. Espinosa's industry knowledge of compensation plans; we plan to put together an attractive and creative commission structure and package. His experience in the industry will enable us to ensure that our commission splits, compensation package and bonus structure are not only competitive within the industry, but also attractive enough to entice quality professionals to join our team. Emphasis will be placed on incentives as we plan to attract quality, high-end producers.

In addition to our attractive compensation package, we plan to develop and provide a policies and procedures manual which will detail corporate rules, code of conduct guidelines, and individual job responsibilities. These manuals will include individual accountability, ethical considerations including professional conduct, compliance with laws and regulations, devotion of time to company business, and concerns regarding outside organizations and activities. We feel it is paramount that we develop these manuals as we strive to attract quality producing professionals and we believe this will serve multiple purposes. As our Company will be new to the marketplace, we must portray our Company as one that is built on a solid foundation and has sound plans to be in the market for the long-term. Thus we hope this devotion to detail and organizational structure will enable us to attract and retain the best and brightest talent to realize their potential while providing superior service to our clients.

CORPORATE STRUCTURE


Nevada requires that the Company have a "broker of record" license and a small business license from the State of Nevada. A "broker of record" describes a licensed real estate broker responsible for real estate agents working at the brokerage (CME Realty). The broker of record is the official representative entering into the written agreement to represent a property seller or landlord. A "broker of record" is required in the State of Nevada in order to manage or operate a brokerage (CME Realty). A Nevada broker's qualifications include holding a valid real estate license and completing additional education requirements and testing. Mr. Espinosa plans to hire a broker of record who has a broker's license. Mr. Espinosa currently has a Nevada Real Estate License and is working on obtaining a Broker's License. Mr. Espinosa plans to receive his Broker's License within the next six months. All Real Estate Sales Agents that are hired must obtain a Nevada Real Estate License.


Additional plans include creating a sound corporate structure by providing standardized contracts, forms and administrative services.

TECHNOLOGY INFRASTRUCTURE

We plan to provide to our team professionals with the latest research and market
information.  This  includes  demographics,   mapping  technologies,   marketing
graphics, market data, and mapping materials.

Our website address is cmerealty.info. We are in the process of developing our website to include marketing and also an employee only accessible section where employees can access and share research and market information.

MARKETING

The marketing of our services will be a continually evolving and adapting effort. Our long-term goal is to brand our company as a professional and competent real estate services provider. This will be accomplished from the demeanor we will expect from our professional staff, the corporate image we will portray on our marketing material, advertising, promotional activities, and our public relations efforts. Marketing our Company begins with correspondence cards, mailers, newsletters, and targeted marketing campaigns. We also have the ability to expose our clients' real estate to a large audience by placing the listing on multiple listing services. This allows for all Realtors to view and show the properties for sale from other companies, therefore giving our clients exposure to more buyers.

As discussed in the Product Development section; we plan to provide our team members with written, detailed goals and milestones. This marketing and accountability may not be unique to the market, but it will serve as a template for success by providing milestones and benchmarks one is expected to achieve. For example, each week our team professionals will be required to identify a pre-determined number of listings

We plan to market to banks and lending institutions in an effort to solidify our development plans for securing market share of foreclosures and short sales. Our President, Mr. Espinosa, has over 11 years' experience in the real estate market in southern Nevada and has cultivated relationships with several local and national banks. The banks have portfolios of short sales and foreclosures and this is a market we plan to aggressively pursue. Having these relationships is a primary benefit to acquiring the listings from the banks. Marketing the short sale or foreclosure product is slightly different from the conventional real estate listing and we plan to place special emphasis to solidify our endeavor into this market. Initially we plan to place the listings on the multiple listing services. We then plan to organize tours to investors and clients who might be interested in the short sales or foreclosures. This can relate to a single transaction or a portfolio sale in which a single investor purchases multiple foreclosures at a time.

GROWTH STRATEGY OF THE COMPANY

We plan to grow the Company by expanding into new market areas and expanding the services we offer. Expanding into new market areas could include a potential merger or acquisition, or a joint venture relationship. In our efforts to attract this type of relationship we plan to emphasize that it would be a mutually beneficial relationship with long-term benefits. Expanding our services may include entering the commercial real estate brokerage services sector which includes services for tenants/occupiers and property owners in the industrial and retail sectors. Towards the end of our first year of operations we plan to initiate a two-year business plan incorporating the due diligence we have derived from our operations to date. This plan will include a growth strategy into either new market areas or offering additional services.

NEW MARKET EXPANSION

New market expansion plans initially include Reno, Flagstaff, Phoenix and Tucson. We plan to enter these markets by either merger or acquisition after evaluating market size, complementing services to our existing structure, competitive market share, and revenue potential. We plan to identify individual or non-chain companies and pursue a merger or acquisition, or a joint venture type arrangement. By this time we hope to have a proven corporate structure and in our pursuit of mergers or joint venture arrangements we plan to rely on how this type of arrangement would be mutually beneficial for both parties. We believe that targeting one new market for expansion every nine months follow our first full year of operations is a realistic goal.

EXPANDING OUR SERVICES

As discussed above, towards the end of our first year of business we will evaluate our entire operations and initiate a two year business plan furthering and expanding the business of the Company and which will include the evaluation of offering complementing services. These services could include commercial real estate brokerage services for tenants/occupiers and property owners in the office, industrial and retail sectors. The industrial sector includes services such as sales, lease, sublease, and company relocations. Entering this market requires knowledge of industrial consulting services including infrastructure design, marketing of specialty buildings, and build-to-suit industrial facilities. The retail services sector includes a specialty in market identification, store placement strategy, and market potential on a specialized level. This is the same skill set that would be required to effectively address the needs of the retail property owner. The office leasing and sales services we believe could have the greatest potential based solely on the fact that it is a larger market segment. This segment also requires the least amount of market specific expertise as the services professional will address owner/tenant or owner/investor needs.

Other services we plan to evaluate include possessing the expertise to buy, sell, syndicating, and land banking for national and private home builders and commercial developers. This service includes buying and holding land while we put the effort in to rezone the property for the highest and best use. After the property is rezoned it can then be sold for a profit. At the present, due to difficult market conditions, an additional opportunity exists to purchase distressed properties from sellers that are in a difficult financial position.

COMPETITOR ANALYSIS

The  real  estate  market  is  vast  with  many  established  competitors.   The
competition is competent, experienced, and may have greater financial and marketing resources than we do at the present time. Some of our competitors also offer a wider scope of services and have greater name recognition within the industry. These companies also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company. Our competitors include Prudential, Realty Executives, Century 21, Re/Max, Coldwell Banker and Realty One Group.

While the market has many established competitors, we feel there is market share available for our Company as we are not burdened with the overhead that many of our competitors may have. One of our strategies to acquire market share is to attract experienced and proven agents and provide them with the tools, technology and inspiration to be the best professionals in their area of expertise. We believe that to sustain operations long-term in this market we must establish a corporate foundation built on solid principles and provide superior services.

12 MONTH GROWTH STRATEGY AND MILESTONES

The following growth strategy and milestones are based on the estimates made by management. The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $5,700. The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments. Proceeds raised of $40,000 are budgeted to sustain operations for a twelve-month period. If we begin to generate profits, we will increase our marketing and promotional activity accordingly. We estimate generating revenue approximately six to nine months following closing of the offering.

Note: The Company planned the milestones based on quarters.

12 MONTH GROWTH STRATEGY AND MILESTONES

The Company planned the goals and milestones based on raising $40,000 through the offering. We have prudently budgeted the $40,000 to sustain operations for a twelve-month period. The Company hopes it will start to generate revenue approximately six months after closing of the public offering.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

QUARTER

0-3 Months (estimated expenditures $6,050)


     -    Hire a Broker of Record.

     - Finalize Practices and Procedures Manual with commission splits for all new agents.
     -    Develop   incentive   bonus  program  given  market   conditions   and
          competition for attracting agent candidates.
     -    Align expense items for full services.
     -    Initiate marketing material and brochures.
     -    Develop a recruiting presentation to include branded materials.
     - Initiate the development of graphics, marketing, data and mapping materials portfolio of the CME Realty for recruiting presentation.
     -    Evaluate and finalize equipment lease/purchases.
     -    Finalize brokerage, licensing, fees and dues.
     -    Evaluate advertising and promotional marketing of Company services.
     -    Evaluate and hire web designer/developer.

4-6 Months (estimated expenditures $8,800)

     -    Finalize  a  recruiting  presentation  to  include  branded  marketing materials.
     - Recruit and hire experienced agents with five or more years of real estate experience in the Las Vegas market.
     -    Finalize web site design and content.
     -    Acquire office space and sign lease.
     -    Finalize marketing material.
     -    Initiate  marketing  and  promotional  activities  at  the  end of the quarter.
     -    Address  accounting,   audit  and  legal  requirements  to  remain  in
          compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $8,750)

     - Continue with marketing and promotional activities to support the sales staff.
     - Initiate the evaluation of and identifying possible joint venture opportunities with competitors in complementing businesses.
     - Initiate drafting of a two-year business plan utilizing knowledge gained from the first nine months of operations.

10-12 Months (estimated expenditures $10,700)

     - Analyze web-site leads and revenue generating effectiveness and make necessary adjustments/changes.
     -    Analyze  overall   marketing   effectiveness   and  address  necessary
          deficiencies.
     - Evaluate and identify possible joint venture opportunities with competitors in complementing businesses.
     -    Finalize detailed two-year marketing and business plan.


PATENTS AND TRADEMARKS

At the present we do not have any patents or trademarks.

NEED FOR ANY GOVERNMENT APPROVAL OF PRODUCTS OR SERVICES


Nevada requires that the Company have a "broker of record" license and a small business license from the State of Nevada. A "broker of record" describes a licensed real estate broker responsible for real estate agents working at the brokerage (CME Realty). The broker of record is the official representative entering into the written agreement to represent a property seller or landlord. A "broker of record" is required in the State of Nevada in order to manage or operate a brokerage (CME Realty). A Nevada broker's qualifications include holding a valid real estate license and completing additional education requirements and testing. Mr. Espinosa plans to hire a broker of record who has a broker's license. Mr. Espinosa currently has a Nevada Real Estate License and is working on obtaining a Broker's License. Mr. Espinosa plans to receive his Broker's License within the next six months. All Real Estate Sales Agents that are hired must obtain a Nevada Real Estate License.


GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, our executive officer, Carlos Espinosa who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business. Once the public offering is closed, Mr. Espinosa plans to spend the time necessary to run the marketing campaign and direct the primary operations of the business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

CME Realty uses an administrative office located at 10300 W. Charleston, Blvd., Suite 213, Las Vegas, Nevada 89135. Mr. Espinosa, the sole officer and director of the Company, provides the office space free of charge and no lease exists. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;
     - Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     -    Contains a brief,  clear,  narrative  description  of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     -    Contains a toll-free number for inquiries on disciplinary actions;
     - Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
     - Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    The bid and offer quotations for the penny stock;
     - The compensation of the broker-dealer and its salesperson in the transaction;
     - The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. CME Realty has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

SELECTED FINANCIAL DATA

Since the Company qualifies as a smaller reporting company, as defined by ss. 229.10(f)(1), we are not required to provide the information required by this Item.

SUPPLEMENTARY FINANCIAL INFORMATION

Since the Company qualifies as a smaller reporting company, as defined by ss. 229.10(f)(1), we are not required to provide the information required by this Item

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

PLAN OF OPERATION

The Company plans to commence operations and execute its business plan as discussed in the "Use of Proceeds" section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph Lambert Pittera, Esq., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Until the Company receives funds from the raise, Mr. Espinosa, our sole office and director, has agreed to advance the Company funds to meet its obligations. We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds. While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Espinosa has agreed to provide. Mr. Espinosa, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of --

`(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

`(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

`(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

`(D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are based on the estimates made by management. The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $5,700. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments. Offering proceeds raised of $40,000 is budgeted to sustain operations for a twelve-month period. If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate generating revenue approximately six to nine months following closing of the offering.

We plan to complete our milestones as follows:

0-3 MONTHS

Management plans to complete due diligence and finalize the corporate planned structure. Securing a web domain and initiating a web presence are key factors in our start-up efforts. We have budgeted $1,000 in the Sales and Marketing line item in the "Use of Proceeds" section to secure a web domain and place an initial deposit with a web designer. We have not yet identified a web designer for the development and implementation of our site, but we expect to complete our due diligence and place a deposit with a web designer within this timeframe. The Company has budgeted $2,000 as a deposit for Sales and Marketing material including brochures and flyers that we plan to initiate during this timeframe. We have budgeted $1,800 in Brokerage, Licensing, Dues, Fees and Insurance line item in the "Use of Proceeds" section for licenses, dues, fees and insurance associated with our start-up efforts and in an effort to gain a presence in the marketplace. The balance of the proceeds budgeted for this timeframe amounts to $250 is allocated for office supplies and recruitment efforts. The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,000.. Our overall goal for this timeframe is to finalize our corporate planned structure. This includes finalizing the practices and procedures manual including industry competitive commission splits and incentives to attract talented and seasoned agents for each service sector.

4-6 MONTHS

The Company plans to finalize the web site development and implementation at an additional cost of $1,000. This amount is allocated for in the Sales and Marketing line item in the "Use of Proceeds" section. The Company also plans to finalize the marketing and promotional material and we have budgeted $3,000 in the Sales and Marketing line item for this cost. Based on planned operations and a successful hiring campaign; the Company anticipates acquiring office space towards at the end of this quarter and we have budgeted $1,000 for this expense in the Rent line item of the "Use of Proceeds". Equipment purchases/leases are expected to cost $1,800 and is budgeted for in the "Use of Proceeds" section. During this period we expect to incur $1,000 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. In addition, we have budgeted $750 in the Legal and Professional line item for any legal issues we may incur. We have budgeted $250 in the Office and Supplies line item for office supplies and recruitment efforts. In addition, we plan to further our efforts to hire experienced agents with five or more commercial real estate experience in the Las Vegas market. Our overall goal for this timeframe is to hire agents, finalize our marketing campaign, acquire office space, and prepare for full operations to start the beginning of next quarter.

7-9 MONTHS

The Company plans to engage our marketing campaign to increase our exposure in the marketplace. We believe this campaign will support our agents' efforts to attract customers looking for homes and increase our share of listings. We have budgeted $2,500 in the Sales and Marketing line item in the "Use of Proceeds" section towards these efforts during this timeframe. Towards the end of this quarter, we plan to start generating revenue from our service. The company anticipates a delay in payment for services rendered and we have planned for this potential situation in advance. We have budgeted $1,500 in the Salaries/Contractors line item pay our employees/contractors. An amount of $500 is budgeted in the Sales and Marketing line item in the "Use of Proceeds" section for lunches and entertainment expenses related to nurturing additional relationships with banks and lending institutions. The Company has budgeted $250 in the Office and Supplies line item for office supplies and recruitment efforts. The Company has budgeted $3,000 toward rent for this timeframe. During this period we expect to incur $1,000 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. Additional planned responsibilities include initiating the drafting of a two-year overall business plan utilizing a commissioned sales force.

10-12 MONTHS

By the fourth quarter of operations, we hope to have a base of clients to sustain operations. During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness. This review of our operations to date will allow the Company to make the necessary adjustments and changes to further the growth of the Company. In addition, this review will provide valuable information for finalizing our two-year overall business plan with emphasis on expanding into other markets. The Company has budgeted $2,000 in the Sales and Marketing line item for continuing our marketing and promoting efforts. We have budgeted an additional $1,500 for Salaries/Contractors expenses. Rent is budgeted at $3,000 for the period and we have budged $250 in the Office and Supplies line item. During this period we expect to incur $3,200 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. In addition, we have budgeted $750 in the Legal and Professional line item for any legal expense we may incur.

NOTE: The Company's planned milestones are based on quarters following the closing of the offering. We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

LIQUIDITY

As of February 28, 2013, we are not aware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in a material increases or decreases in our liquidity.

CAPITAL RESOURCES

As of February 28, 2013 we had no material commitments for capital expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

As of February 28, 2013 we had no off-balance sheet arrangements.

            CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

(1) PREVIOUS INDEPENDENT ACCOUNTANTS:

     a) On May 21, 2013, the Company dismissed the registered independent public accountant, Drake Klein Messineo, CPAs PA, of Clearwater Florida ("DKM").
     b) DKM's report, include in this filing, on the financial statements for the year ended February 28, 2013 and the period from August 10, 2012 (inception) through February 28, 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.
     c) Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the year ended February 28, 2013 and through the current date, there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements. During the periods covered by the financial statement audit for the year ended February 28, 2013 and through the interim period May 21, 2013 (the date of dismissal), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.
     d) During the years ended February 28, 2013 and the interim period through May 21, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

(2) SUCCESSOR INDEPENDENT ACCOUNTANTS:

On May 21, 2013, the Company engaged Messineo & Co, CPAs, LLC ("M&Co") of Clearwater, Florida, as its new registered independent public accountant. During the year ended February 28, 2013 and prior to May 21, 2013 (the date of the new engagement), we did not consult with M&Co regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by M&Co, in either case where written or oral advice provided by M&Co would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information required under this caption is not required for the Company since it is a smaller reporting company.

                              FINANCIAL DISCLOSURE

Our fiscal year end is February 28. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the Date of Inception, August 10, 2012, through February 28, 2013 are located in the section titled "Financial Statements".

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

                              First Year
    Name              Age    as Director             Position
    ----              ---    -----------             --------

Carlos Espinosa *     37     August 2012    President, Chief Executive Officer,
                                            Chief Financial Officer, Secretary,
                                            Treasurer, Principle Accounting
                                            Officer, Sole Director

----------
* For period from August 10, 2012 (date of inception) through current Mr. Carlos Espinosa is the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

CARLOS ESPINOSA - PRESIDENT, SECRETARY, TREASURER AND DIRECTOR - From March of 2004 through Present, Mr. Espinosa has been the Manager of Plush Properties, LLC, Las Vegas, Nevada. Plush Properties primary business activity is commercial real estate investments and Mr. Espinosa responsibilities include management oversight of the commercial real estate investment activities. From October of 2002 to April of 2004, Mr. Espinosa was the Land Acquisition Manager at Delta Realty & Investments, Las Vegas, Nevada. Delta Realty is a land investment company and his responsibilities included researching parcels of commercial and residential land and preparing offer and acceptance agreements. Prior to 2002, Mr. Espinosa worked in Las Vegas, Nevada as a Real Estate Sales Associate in landscape development. Mr. Espinosa graduated from the Southern Nevada School of Real Estate in December of 2001. Mr. Espinosa is also bilingual in English and Spanish.

Mr. Espinosa has not held any previous directorships in the past five years.

Mr. Espinosa has not been involved in any legal proceedings in the past ten years.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (August 10, 2012) through February 28, 2013. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

                                                                                     Change in
                                                                                      Pension
                                                                                     Value and
                                                                     Non-Equity     Nonqualified
 Name and                                                            Incentive        Deferred
 Principal                                     Stock      Option        Plan        Compensation     All Other
 Position         Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)   Compensation($)  Totals($)
 --------         ----   ---------  --------  ---------  ---------  ---------------  -----------   ---------------  ---------
Carlos Espinosa    *        -0-        -0-       -0-        -0-          -0-             -0-              -0-          -0-
President, CEO,
CFO, Secretary,
Treasurer,
Director

----------
*    For period from August 10, 2012 (date of inception) through current.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since the Date of Incorporation on August 10, 2012, CME Realty has not compensated Mr. Espinosa, the President, Secretary and Treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our sole officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

                                                               Amount of          Percent of Class
Title of       Name, Title and Address of Beneficial           Beneficial       Before        After
  Class                Owner of Shares (1)                    Ownership (2)    Offering    Offering (3)
  -----                -------------------                    -------------    --------    ------------
Common          Carlos Espinosa, President, CEO, and          10,000,000         100%         71.4%
                Director

All Officers and Directors
 as a Group                                                   10,000,000         100%         71.4%

----------
1.   The address of each executive officer and director is c/o CME Realty, 10300
     W. Charleston Blvd., Suite 213, Las Vegas, Nevada 89135.
2. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
3. Assumes the sale of the fixed amount of this offering (4,000,000 shares of common stock) by CME Realty. The aggregate amount of shares to be issued and outstanding after the offering is 14,000,000.

                            FUTURE SALES BY EXISTING

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell her shares at any time after this offering is complete.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Carlos Espinosa is our sole officer and director. We are currently operating out of the office space that Mr. Espinosa provides on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

Ms. Carlos Espinosa is a promoter of the Company and shall receive no compensation for the placement of the offering.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On February 25, 2013 the Company issued 5,000,000 shares of common stock at $0.001 par value to Carlos Espinosa, the Company's founder, for an equity investment received in the amount of $5,000.

On February 25, 2013 the Company issued 5,000,000 shares of common stock at $.001 par value to Carlos Espinosa, the Company's founder, for services including formation of the Company and for work performed over the last seven months developing and furthering the business of the Company. These services were valued in the amount of $5,000.

In support of the Company's efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. These amounts would represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances may be considered temporary in nature and may not be formalized by a promissory note. The Company does not have any advances by related parties that are currently outstanding.

The Company plans to commence operations and execute its business plan as discussed in the "Use of Proceeds" section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph Lambert Pittera, Esq., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Until the Company receives funds from the raise, Mr. Espinosa, our sole office and director, has agreed to advance the Company funds to meet its obligations. We anticipate the costs of these obligations could total approximately $9,000 and these advances will not be repaid from the raised funds. While management estimates $9,000 for such costs; there is no maximum amount of funds that Mr. Espinosa has agreed to provide. Mr. Espinosa, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge. Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive Officer and Chief Financial Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

                                MATERIAL CHANGES

The Company has not incurred any material changes as of the date of this offering.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

            DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR
                           SECURITIES ACT LIABLIITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

a) Audited Financial Statements as of February 28, 2013


                                CME REALTY, INC.
                          (A Development Stage Company)
                              Financial Statements
                     For the Period Ended February 28, 2013

                                                                            Page
                                                                            ----
FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheet                                                                F-3

Statement of Operations                                                      F-4

Statement of Stockholder's Equity/(Deficit)                                  F-5

Statement of Cash Flows                                                      F-6

Notes to the Audited Financial Statements                                    F-7

                [LETTERHEAD OF DKM CERTIFIED PUBLIC ACCOUNTANTS]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
CME Realty Inc.
Las Vegas, Nevada 89135

We have audited the accompanying balance sheet of CME Realty Inc. (the "Company") as of February 28, 2013 and the related statement of operations, stockholder's equity and cash flows for the period from August 10, 2012 (date of inception) through February 28, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CME Realty Inc. as of February 28, 2013 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DKM Certified Public Accountants
-----------------------------------------
Clearwater, Florida
April 10, 2013

                                 CME REALTY INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                               February 28, 2013
                                                               -----------------
ASSETS

CURRENT ASSETS
  Cash                                                              $  5,000
                                                                    --------
TOTAL CURRENT ASSETS                                                   5,000
                                                                    --------

TOTAL ASSETS                                                        $  5,000
                                                                    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT  LIABILITIES
  Accounts Payable and Accrued Liabilities                          $  3,250
  Due to Related Party                                                   306
                                                                    --------
TOTAL CURRENT LIABILITIES                                              3,556
                                                                    --------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY
  Common Stock, $0.001 par value
    Authorized
      75,000,000 Shares of Common Stock, $0.001 par value,
    Issued and outstanding
      10,000,000 Shares of Common Stock at $0.001 per
       share at February 28, 2013                                     10,000
  Deficit Accumulated During the Development Stage                    (8,556)
                                                                    --------
TOTAL STOCKHOLDERS' EQUITY                                             1,444
                                                                    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  5,000
                                                                    ========


           The auditors' report and accompanying notes are an integral part of these financial statements.

                                 CME REALTY INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS

                                                           Cumulative results
                                                          from August 10, 2012
                                                         (date of inception) to
                                                            February 28, 2013
                                                            -----------------
REVENUE
  Revenues                                                      $     --
                                                                --------
TOTAL REVENUES                                                        --
                                                                --------
EXPENSES
  General & Administrative                                           306
  Professional Fees                                                8,250
                                                                --------
TOTAL EXPENSES                                                     8,556
                                                                --------
Provision for income taxes                                            --
                                                                --------

NET LOSS                                                        $ (8,556)
                                                                ========

BASIC  AND DILUTED LOSS PER COMMON SHARE                        $  (0.03)
                                                                ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             295,567
                                                                ========


           The auditors' report and accompanying notes are an integral part of these financial statements.

                                 CME REALTY INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          FROM AUGUST 10, 2012 (DATE OF INCEPTION) TO FEBRUARY 28, 2013

                                                                              Deficit
                                        Common Stock                        Accumulated
                                   ----------------------      Additional   During the
                                   Number of                    Paid-in     Development
                                    shares         Amount       Capital        Stage         Total
                                    ------         ------       -------        -----         -----
Inception (August 10, 2012)                --     $      --      $   --       $     --      $     --
                                  -----------     ---------      ------       --------      --------
Founder's shares issued for
 cash at $0.001 per share on
 February 21, 2013                  5,000,000         5,000          --             --         5,000

Shares issued for Services
 at $0.001 per share on
 February 25, 2013                  5,000,000         5,000          --             --         5,000

Net loss February 28, 2013                 --            --          --         (8,556)       (8,556)
                                  -----------     ---------      ------       --------      --------

BALANCE,  FEBRUARY 28, 2013        10,000,000     $  10,000      $   --       $ (8,556)     $  1,444
                                  ===========     =========      ======       ========      ========


           The auditors' report and accompanying notes are an integral part of these financial statements

                                 CME REALTY INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                Cumulative
                                                               results from
                                                              August 10, 2012
                                                          (date of inception) to
                                                             February 28, 2013
                                                             -----------------
OPERATING ACTIVITIES
  Net loss                                                       $ (8,556)
  Non cash adjustments:
    Shares issued for services 5,000
  Change in Operating Assets and Liabilities:
    Increase (decrease) in Accounts Payable and
     Accrued Expenses                                               3,250
     Due to Related Party                                             306
                                                                 --------
NET CASH USED IN OPERATING ACTIVITIES                                  --
                                                                 --------
FINANCING ACTIVITIES
  Issuance of Common Stock                                          5,000
                                                                 --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           5,000
                                                                 --------
NET INCREASE (DECREASE) IN CASH                                     5,000
CASH, BEGINNING OF PERIOD                                              --
                                                                 --------

CASH, END OF PERIOD                                              $  5,000
                                                                 ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for Interest and taxes:
  Non Cash activities:
    Common Stock Issued for Services                             $  5,000
                                                                 ========


           The auditors' report and accompanying notes are an integral part of these financial statements.

                                 CME REALTY INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
                                FEBRUARY 28, 2013


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

CME Realty, Inc. was formed in the state of Nevada on August 10, 2012 and its year-end is February 28. We are a development stage company with a principle business of real estate services for the residential market. The Company plans to hire a team of professionals that will individually specialize in each of our services. The services we initially plan to offer include listing and sales of residential properties, short sales and foreclosures. Our goal is to become a partner with our clients in the decision making process. We plan to provide all our professionals with the latest market knowledge utilizing demographic and mapping technology and micro and macro real estate statistics.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended February 28, 2013, the Company had no operations. As of February 28, 2013 the Company had not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC. The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States (See Note 2 regarding the assumption that the Company is a "going concern").

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

For the purposes of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less. At February 28, 2013, the Company had $5,000 in cash and cash equivalents.

INCOME TAXES

We record deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. We recognize the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. We record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information. Although we believe the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

EARNINGS (LOSS) PER SHARE

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, EARNINGS PER SHARE. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FINANCIAL INSTRUMENTS

The Company's balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

     * Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

     * Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

     * Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company's financial statement.

NOTE 4 - RELATED PARTY

At February 28, 2013, the President has paid expenses on behalf of the Company in the amount of $306. The advance is payable on demand and carries no interest.

PROPERTY

The Company does not own or rent any property. The office space is provided by the CEO at no charge.

NOTE 5 - CAPITAL STOCK

Common Stock

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued. At February 28, 2013, 10,000,000 common shares are issued and outstanding.

On February 21, 2013, the Company issued 5,000,000 Founder's shares at $0.001 per share (par value) for total cash of $5,000.

On February 25, 2013, the Company issued 5,000,000 shares for services provided since inception. These shares were issued at par value ($0.001 per share) for services valued at $5,000.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 - INCOME TAXES

We record deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. We recognize the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. We record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information. Although we believe the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

The components of the Company's deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2013 is as follows:

                                                               February 28, 2013
                                                               -----------------

Net operating loss carry forward                                    $  8,556
Effective Tax rate                                                        34%
                                                                    --------
Deferred Tax Assets                                                    2,909
Less: Valuation Allowance                                             (2,909)
                                                                    --------

Net deferred tax asset                                              $      0
                                                                    ========

The net operating loss carry forward will begin expiring in 2033. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, LOSS CONTINGENCIES, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of February 28, 2013.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 8, 2013, the date the financial statements were available to be issued.

Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

b) Unaudited Financial Statements as of May 31, 2013

                                CME REALTY, INC.
                         UNAUDITED FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED MAY 31, 2013

                                                                           Page
                                                                           ----
FINANCIAL STATEMENTS:
  Balance Sheet                                                            F-12
  Statement of Operations                                                  F-13
  Statement of Changes in Stockholders' Equity                             F-14
  Statement of Cash Flows                                                  F-15
  Notes to Unaudited Financial Statements                                  F-16

                                CME Realty, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                               May 31, 2013        February 28, 2013
                                                               ------------        -----------------
                                                                (unaudited)            (audited)
ASSETS

Current Assets
  Cash and cash equivalents                                      $  2,253              $  5,000
                                                                 --------              --------
Total Current Assets                                                2,253                 5,000
                                                                 --------              --------

      TOTAL ASSETS                                               $  2,253              $  5,000
                                                                 ========              ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable                                               $  2,155              $  3,250
  Due to related parties                                            5,366                   306
                                                                 --------              --------
Total Current Liabilities                                           7,521                 3,556
                                                                 --------              --------

      TOTAL LIABILITIES                                             7,521                 3,556
                                                                 --------              --------
Stockholders' Deficit
  Common stock: 75,000,000 authorized; $0.001 par value
   10,000,000 and 10,000,000 shares issued and outstanding         10,000                10,000
  Accumulated deficit during development stage                    (15,268)               (8,556)
                                                                 --------              --------
Total Stockholders' Deficit                                        (5,268)                1,444
                                                                 --------              --------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $  2,253              $  5,000
                                                                 ========              ========


                   See notes to unaudited financial statements

                                CME Realty, Inc.
                          (A Development Stage Company)
                            Statements of Operations


                                            For the             August 10, 2012
                                          Three Ended           (inception) to
                                          May 31, 2013           May 31, 2013
                                          ------------           ------------
                                           (unaudited)            (unaudited)

Revenues                                  $         --           $         --
                                          ------------           ------------
Operating Expenses
  General and administrative                       102                    408
  Professional                                   6,610                 14,860
                                          ------------           ------------
      Total operating expenses                   6,712                 15,268
                                          ------------           ------------

NET LOSS FROM OPERATIONS                        (6,712)               (15,268)

OTHER INCOME (EXPENSE)
  Income taxes                                      --                     --
                                          ------------           ------------

NET LOSS                                  $     (6,712)          $    (15,268)
                                          ============           ============

BASIC AND DILUTED LOSS PER SHARE          $      (0.00)
                                          ============
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                         10,000,000
                                          ============


                   See notes to unaudited financial statements

                                CME Realty, Inc.
                          (A Development Stage Company)
                       Statement of Stockholders' Deficit

                                             Common Stock           Additional
                                         ----------------------       Paid in     Accumulated
                                         Shares          Amount       Capital       Deficit        Total
                                         ------          ------       -------       -------        -----
BALANCE, AUGUST 10, 2012                       --      $     --      $     --     $      --      $     --

Stock issued for cash, founders,
 $.001, February 21, 2013               5,000,000         5,000            --                       5,000

Stock issued for services, $.001,
 February 25, 2013                      5,000,000         5,000            --                       5,000

Net loss                                                                             (8,556)       (8,556)
                                       ----------      --------      --------     ---------      --------

BALANCE, FEBRUARY 28, 2013             10,000,000        10,000            --        (8,556)        1,444

Net loss (unaudited)                                                                 (6,712)       (6,712)
                                       ----------      --------      --------     ---------      --------

BALANCE, MAY 31, 2013                  10,000,000      $ 10,000      $     --     $ (15,268)     $ (5,268)
                                       ==========      ========      ========     =========      ========


                   See notes to unaudited financial statements

                                CME Realty, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (unaudited)

                                                                                  August 10, 2012
                                                                                    (inception)
                                                                                      through
                                                                 May 31, 2013       May 31, 2013
                                                                 ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                $ (6,712)          $(15,268)
  Adjustment to reconcile Net Income to net
   cash provided by operations:
     Stock-based compensation                                            --              5,000
  Changes in operating assets and liabilities:
     Accounts payable                                                (1,095)             2,155
     Due to related party                                                --                306
                                                                   --------           --------
  Total adjustments                                                  (1,095)             7,461
                                                                   --------           --------

      Net Cash (Used in) Provided By Operating Activities            (7,807)            (7,807)
                                                                   --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:

      Net Cash (Used in) Investing Activities                            --                 --
                                                                   --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Shareholder loans, net                                              5,500              5,500
  Repayments of Loan(s)                                                (440)              (440)
  Proceeds from issuance of stock                                        --              5,000
                                                                   --------           --------

      Net Cash (Used in) Provided by Financing Activities             5,060             10,060
                                                                   --------           --------

Net increase (decrease) in cash and cash equivalents                 (2,747)             2,253
Cash and cash equivalents, beginning of period                        5,000                 --
                                                                   --------           --------

Cash and cash equivalents, end of period                           $  2,253           $  2,253
                                                                   ========           ========
Supplemental cash flow information
  Cash paid for interest                                           $     --           $     --
                                                                   ========           ========

  Cash paid for taxes                                              $     --           $     --
                                                                   ========           ========
Non-cash transactions:
  Common Stock Issued for Services                                 $     --           $  5,000
                                                                   ========           ========


                   See notes to unaudited financial statements

                                CME Realty, Inc.
                          (A Development Stage Company)
          Notes to the Unaudited Condensed Interim Financial Statements
                                  May 31, 2013


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

CME Realty, Inc. was formed in the state of Nevada on August 10, 2012 and its year-end is February 28. We are a development stage company with a principle business of real estate services for the residential market. We plan to hire a team of professionals that will individually specialize in each of our services. The services we initially plan to offer include listing and sales of residential properties, short sales and foreclosures. Our goal is to become a partner with our clients in the decision making process. We plan to provide all our professionals with the latest market knowledge utilizing demographic and mapping technology and micro and macro real estate statistics.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended May 31, 2013, the Company had no operations. As of May 31, 2013 the Company had not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The sole officer/director has agreed to advance funds to the Company to meet its obligations at his discretion.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The financial statements present the balance sheet, statement of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

CASH AND CASH EQUIVALENTS
For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent. At May 31, 2013 and February 28, 2013, the Company had $2,253 and $5,000 in cash, respectively.

ADVERTISING
Advertising costs are expensed as incurred. As of May 31, 2013 no advertising costs have been incurred.

PROPERTY
The Company does not own or rent any property. The office space is provided by the CEO at no charge.

NET LOSS PER SHARE
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

RECENT ACCOUNTING PRONOUNCEMENTS
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company's financial statement.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - RELATED PARTY

As of May 31, 2013 and February 28, 2013, the President has loaned funds and paid expenses on behalf of the Company in the amount of $5,500 and $306, respectively. As of May 31, 2013 a reimbursement of $440 had been made for net loans due of $5,366. The advances are payable on demand and carry no interest.

NOTE 5 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued. At both May 31, 2013 and February 28, 2013, 10,000,000 common shares are issued and outstanding.

On February 21, 2013, the Company issued 5,000,000 Founder's shares at $0.001 per share (par value) for total cash of $5,000.

On February 25, 2013, the Company issued 5,000,000 shares for services provided since inception. These shares were issued at par value ($0.001 per share) for services valued at $5,000.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 30, 2013, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by CME Realty in connection with registering the sale of the common stock. CME Realty has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

                  Legal and Professional Fees          $1,500
                  Accounting Fees                      $3,000
                  Edgar Fees                           $  800
                  Blue Sky Qualifications              $  400
                                                       ------

                  Total:                               $5,700
                                                       ======


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

CME   Realty's   Articles   of   Incorporation   and  Bylaws   provide  for  the
indemnification of a present or former director or officer. CME Realty indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at CME Realty request as an officer or director. CME Realty may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, CME Realty's best interests. In a criminal action, he/she must not have had a reasonable cause to believe his/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, CME Realty shall indemnify any director, officer and employee as follows: Every director, officer, or employee of CME Realty shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of CME Realty or is or was serving at the request of CME Realty as a director, officer, employee or agent of CME Realty, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of CME Realty. CME Realty shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of CME Realty as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 25, 2013 the Company issued 5,000,000 shares of common stock at $0.001 par value to Carlos Espinosa, the Company's founder for an equity investment of $5,000.

On February 25, 2013 the Company issued 5,000,000 shares of common stock at $.001 par value to Carlos Espinosa, the Company's founder, for services including formation of the Company and for work performed over the last seven months developing and furthering the business of the Company. These services were valued in the amount of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number.        Name/Identification of Exhibit
---------------        ------------------------------
     3.1               Articles of Incorporation *
     3.2               Bylaws *
     5                 Opinion of Joseph Lambert Pittera, Esq. *
     23.1              Consent of Independent Auditor
     23.2              Consent of Counsel (See Exhibit 5) *
     99.1              Subscription Agreement *
     99.2              Escrow Agreement *

----------
* Previously filed.

ITEM 17. UNDERTAKINGS

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv)Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on September 12, 2013.


                                         CME REALTY
                                         (Registrant)


                                         By: /s/ Carlos Espinosa
                                             -----------------------------------
                                             Carlos Espinosa
                                             President, Chief Executive Officer,
                                             Chief Financial Officer, Principal
                                             Accounting Officer, Secretary,
                                             Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:


     Signature                                 Title                             Date
     ---------                                 -----                             ----


/s/ Carlos Espinosa
-----------------------------      President, Chief Executive Officer,       September 12, 2013
Carlos Espinosa                    Chief Financial Officer, Principal
                                   Accounting Officer, Secretary,
                                   Treasurer and Director